Exhibit "B"


KPMG LLP                                            Telephone (514) 840-2100
Chartered Accountants                               Telefax (514) 840-2187
2000 McGill College Avenue                          www.kpmg.ca
Suite 1900
Montreal, Quebec
H3A 3H8


PRIVATE AND CONFIDENTIAL
------------------------

Mr. Peter Deros                                     October 10, 2002
President
Pizza donini Inc.
4555, boul. des Grandes Prairies, #30
St-Leonard, QC
H1R 1A5




Dear Peter:

As discussed, this is to confirm our resignation as auditors of the company effective immediately.

Yours very truly,



/s/ KPMG LLP
-------------------
KPMG LLP


Chartered Accountants

Montreal, Canada